UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

     MUELLER INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

   Delaware                1-6770                               25-0790410
(State or other       (Commission File                    (IRS Employer
jurisdiction of Number)       Identification No.)
 incorporation)

  8285 Tournament Drive Suite 150
       Memphis, Tennessee    38125
 (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:         (901) 753-3200

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 6, 2016, Mueller Industries, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement") among the Company (as borrower), Bank of America, N.A. ("Bank of America") (as agent), Regions Bank and SunTrust Bank (as co-syndication agents), Wells Fargo Bank, National Association and US Bank National Association (as co-documentation agents) and other lenders from time to time parties thereto. The Credit Agreement replaces the Company's prior credit agreement among the Company (as borrower), Bank of America (as agent) and certain lenders (including Bank of America) parties thereto, dated as of March 7, 2011.

The Credit Agreement provides for an unsecured $350 million revolving credit facility, which matures December 6, 2021. Funds borrowed under the Credit Agreement may be used by the Company for working capital purposes and other general corporate purposes. In addition, the Credit Agreement provides a sublimit of $50 million for the issuance of letters of credit, a sublimit of $25 million for loans and letters of credit made in certain foreign currencies and a Swing Line sublimit of $15 million. Outstanding letters of credit and foreign currency loans reduce borrowing availability under the Credit Agreement on a dollar-for-dollar basis.

Loans under the Credit Agreement bear interest, at the Company's option, at a rate per annum equal to the (i) LIBOR Rate ("LIBOR") for interest periods (at the Company's option) of one, two, three or six months or (ii) the Base Rate ("Base Rate") which is equal to the greatest of (a) the overnight federal funds rate plus 0.50 percent, (b) Bank of America's "prime rate" or (c) LIBOR plus 1.00 percent, in each case plus an applicable margin. Applicable margin is based on the Company's consolidated funded indebtedness to capitalization ratio and can range from 112.5 to 162.5 basis points per annum over LIBOR and from 12.5 to 62.5 basis points over the Base Rate. Additionally, a commitment fee is payable quarterly on the average daily unused amount of the commitments and varies from 15.0 to 30.0 basis points per annum based upon the Company's consolidated funded indebtedness to capitalization ratio. Certain fees are also payable in connection with letters of credit, including an annual fee on each letter of credit equal to the applicable margin for loans made at the LIBOR rate times the face amount of such letter of credit.

Borrowings under the Credit Agreement require the Company, among other things, to meet certain minimum financial ratios and to comply with customary affirmative and negative covenants.

The Company's obligations under the Credit Agreement are guaranteed on a joint and several basis by certain of the Company's domestic wholly-owned subsidiaries, including all of its material domestic subsidiaries.

There is no material relationship between the Company and any of the parties to the Credit Agreement other than in respect to the Credit Agreement and other routine commercial banking services.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated therein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 with respect to the Credit Agreement is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of December 6, 2016, among the Company (as borrower), Bank of America, N.A. (as agent), and certain lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

                            By:  /s/Gary C. Wilkerson

                            Name:  Gary C. Wilkerson

                            Title:    Vice President, General Counsel and Secretary

Date:  December 12, 2016

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 6, 2016, among the Company (as borrower), Bank of America, N.A. (as agent), and certain lenders named therein.